BYLAWS
                                                        OF
                                               T.O. RICHARDSON TRUST


                                                     ARTICLE I

                                                    Definitions

         The terms "Affiliated Person," "Commission," "Declaration," "Distributor," "Investment Adviser," "Majority Shareholder Vote," "1940 Act," "Series," "Shareholder," "Shareholder Servicing Agent," "Shares," "Trust," "Trust Property," and "Trustees" have the respective meanings given them in the Declaration of Trust of T.O. Richardson Trust dated June 2, 1998, as amended from time to time.


                                                    ARTICLE II

                                                      Offices

         Section 2.1. Principal Office. The principal office of the Trust in The Commonwealth of Massachusetts shall be located at the principal place of business in The Commonwealth of the individual, firm or corporation acting as the Trust's resident agent in The Commonwealth of Massachusetts.

         Section 2.2. Other Offices. In addition to its principal office in The Commonwealth of Massachusetts, the Trust may have an office or offices at such other places within or without The Commonwealth of Massachusetts as the Trustees may from time to time designate or the business of the Trust may require.


                                                    ARTICLE III

                                              Shareholders' Meetings

         Section 3.1. Time and Place of Meetings. All meetings of Shareholders shall be held at such time and place, whether within or without The Commonwealth of Massachusetts, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 3.2. Meetings. Meetings of Shareholders shall be held whenever a vote of Shareholders is required by the Declaration and at such other times as the Trustees may determine to be necessary, appropriate or advisable. Meetings of Shareholders to consider any matter as to which a vote of Shareholders is required by the 1940 Act or is permitted by Section 15(a)(3), 16(a) or 32(a)(3) of, or Rule 12b-1(b)(3)(iii) under, the 1940 Act and as to which the Trustees have not called a meeting of Shareholders shall


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be called by the  secretary  upon the  written  request of the holders of Shares entitled to cast not less than twenty-five percent of all the votes then entitled to be cast at a meeting of Shareholders without regard to Series. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat. The secretary shall inform such Shareholders of the estimated reasonable cost of preparing and mailing such notice of the meeting. Upon payment to the Trust of such costs, the secretary shall give notice stating the purpose or purposes of the meeting to each Shareholder entitled to vote at such meeting. Unless requested by the holders of Shares entitled to cast a majority of all the votes then entitled to be cast at a meeting of Shareholders without regard to Series, a meeting need not be called to consider any matter which is substantially the same as a matter voted on at any meeting of Shareholders held during the preceding twelve months.

         Section 3.3. Notice of Meetings. Written notice of each meeting of Shareholders stating the place, date and hour thereof, and in the case of a special meeting specifying the purpose or purposes thereof, shall be given to each Shareholder entitled to vote thereat not less than ten nor more than ninety days prior to the meeting either by mail or by presenting it to such Shareholder personally or by leaving it at his or her residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, addressed to the Shareholder at his or her post office address as it appears on the records of the Trust.

         Section 3.4. Quorum; Adjournments. Except as otherwise provided by law, by the Declaration or by these Bylaws, at all meetings of Shareholders the holders of a majority of the Shares issued and outstanding and entitled to vote thereat without regard to Series, present in person or represented by proxy, shall be requisite and shall constitute a quorum for the transaction of business; but this section shall not affect any applicable requirement of law or the Declaration for the vote necessary for the adoption of any measure. In the absence of a quorum, the Shareholders present in person or represented by proxy and entitled to vote thereat shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting until such quorum shall be present; and at any meeting at which a quorum shall be present, the holders of Shares entitled to cast not less than a majority of all the votes entitled to be cast at such meeting without regard to Series shall have the power to adjourn the meeting from time to time without notice other than announcement at such meeting; provided, however, that written notice shall be given as required by Section 3.3 if such meeting is adjourned to a date more than one hundred and twenty days after the record date originally scheduled with respect to the meeting. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted had a quorum been present at the time originally fixed for the meeting.

         Section 3.5. Vote Required. Except as otherwise provided by law, by the Declaration or by these Bylaws, at each meeting of Shareholders at which a quorum is present, all matters shall be decided by Majority Shareholder Vote.

     Section 3.6. Voting. At any meeting of Shareholders, each Shareholder having the right to vote shall be entitled to vote in person or by proxy, and each Shareholder of

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record  shall be  entitled  to one vote for  each  Share  and to the  fractional portion of one vote for each fractional Share entitled to vote so registered in his or her name on the records of the Trust on the date fixed as the record date for the determination of Shareholders entitled to vote at such meeting. If the Declaration of the 1940 Act requires that Shares be voted by Series, each Shareholder shall be entitled to vote in person or by proxy, each share or fraction thereof of such Series standing in his or her name on the register of the Trust at the time of determining net asset value on such record date.

         Section 3.7. Proxies. Each proxy shall be in writing executed by the Shareholder giving the proxy or by his or her duly authorized attorney. No proxy shall be valid after the expiration of three years from its date, unless a longer period is provided for in the proxy.

         Section 3.8. Inspectors. The Trustees may, in advance of any meeting of Shareholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairperson of the meeting may, and on the request of any Shareholder entitled to vote thereat shall, appoint inspectors. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability.

         The inspectors shall determine the number of Shares outstanding and the voting power of each, the number of Shares represented at the meeting, the existence of a quorum, the validity and effect of the proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, and determine the result.

         On request of the chairman of the meeting or any Shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No Trustee or candidate for the office of Trustee shall act as inspector of an election of Trustees.

         Section 3.9. Procedures at Meetings. Except as otherwise provided herein, at all meetings of Shareholders, all questions relating to the order and manner in which matters are submitted to a vote, and other matters relating to questions of procedure shall be decided by the chairman of the meeting, in a manner consistent with these Bylaws.

         Section 3.10. Informal Action by Shareholders. Any action required or permitted to be taken at a meeting of Shareholders may be taken without a meeting if a consent in writing, setting forth such action, is signed by each Shareholder entitled to vote on the matter, and such consents are filed with the records of the Trust.


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                                                    ARTICLE IV

                                                     Trustees

         Section 4.1. Annual Meetings of the Trustees. An annual meeting of the Trustees, commencing with the year 1999, shall be held on such date, not less than sixty nor more than one hundred and eighty days after the end of the Trust's last preceding fiscal year, as the Trustees shall prescribe. At each annual meeting, the Trustees shall elect officers, appoint committees, consider approving the continuation of any agreement between the Trust and an Investment Adviser or Distributor and of any distribution and services plan of the Trust pursuant to Rule 12b-1 under the 1940 Act, take any action which the Trustees are required to take annually by the 1940 Act, and transact such other business as may properly come before the meeting.

         Section 4.2. Regular and Special Meetings of the Trustees. The Trustees may in their discretion provide for regular or special meetings of the Trustees. Regular meetings of the Trustees may be held without further notice at such time and place as shall be fixed in advance by the Trustees. Special meetings of the Trustees may be called at any time by the president and shall be called by the president or the secretary upon the written request of any two Trustees.

         Section 4.3. Notice of Special Meetings. Notice of any special meeting of the Trustees shall be given by written notice delivered personally, telegraphed, telecopied or mailed to each Trustee at his or her business or residence address or by telephone. Personally delivered or telegram or telecopier notices or notice by telephone shall be given at least forty-eight hours prior to the meeting. Notice by mail shall be given at least five days prior to the meeting. If mailed, such notice will be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. If notice is given by telegram, such notice shall be deemed to be given when the telegram is delivered to the telegraph company. If such notice is given by telecopier such notice shall be given when the telecopy is sent. Neither the business to be transacted at, nor the purpose of, any special meeting of the Trustees need be stated in the notice, unless specifically required by the 1940 Act. If all Trustees are present at a meeting, such meeting shall be duly constituted whether any notice thereof shall have been given.

         Section 4.4. Quorum; Adjournments. A majority of the number of Trustees (but not fewer than two Trustees) shall constitute a quorum for transaction of business at any meeting of the Trustees; provided, that if less than a majority of such number of Trustees is present at any such meeting, a majority of the Trustees present or the sole Trustee present may adjourn the meeting from time to time without further notice until a quorum is present.

         Section 4.5. Voting. The action of a majority of the Trustees present at a meeting at which a quorum is present shall be the action of the Trustees, unless the concurrence of a greater proportion or of any specified group of Trustees is required for such action by law, the Declaration or these Bylaws.

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         Section 4.6. Executive and Other Committees. The Trustees may designate one or more committees, each committee to consist of two or more Trustees and to have such title as the Trustees may consider to be properly descriptive of its function, except that not more than one committee shall be designated as the Executive Committee. Each such committee shall serve at the pleasure of the Trustees.

         In the absence of any member of such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a Trustee to act in the place of such absent member.

         The Trustees may delegate to any of the committees appointed under this
Section 4.6 any of the powers of the Trustees, except the power to: (a) amend the Declaration; (b) authorize the merger or consolidation of the Trust or the sale, lease or exchange of all or substantially all of the Trust Property; (c) approve the incorporation of the Trust; (d) approve the termination of the Trust; (e) declare dividends or distributions on Shares; (f) issue Shares except pursuant to a general formula or method specified by the Trustees by resolution;
(g) amend these Bylaws; or (h) elect or appoint or remove Trustees.

         Each committee shall keep minutes or other appropriate written evidence of its meetings or proceedings and shall report the same to the Trustees as and when requested by the Trustees, and shall observe such other procedures with respect to its meetings as may be prescribed by the Trustees in the resolution appointing such committee, or, if and to the extent not so prescribed, as are prescribed in these Bylaws with respect to meetings of the Trustees.

         Section 4.7. Participation in Meetings by Telephone. Any Trustee may participate in a meeting of the Trustees or of any committee of the Trustees by means of conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Except as required by the 1940 Act, participation in a meeting by these means shall constitute presence in person at the meeting.

         Section 4.8. Informal Action by Trustees. Any action required or permitted to be taken at any meeting of the Trustees or of any committee of the Trustees may be taken without a meeting, if a consent in writing to such action is signed by each Trustee in the case of a meeting of Trustees, or each Trustee who is a member of the committee, in the case of a meeting of a committee, and such written consent is filed with the minutes of proceedings of the Trustees or of the committee.

         Section 4.9. Compensation. The Trustees shall determine and from time to time fix by resolution the compensation payable to Trustees for their services to the Trust in that capacity. Such compensation may consist of a fixed annual fee or a fixed fee for attendance at meetings of the Trustees or of any committee of the Trustees of which the Trustees receiving such fees are members, or a combination of a fixed annual fee and a fixed fee for attendance. In addition, the Trustees may authorize the reimbursement of Trustees for their expenses for attendance at meetings of the Trustees or of any

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committee of the Trustees of which they are members.  Nothing  herein  contained shall be construed to preclude any Trustee from serving the Trust in any other capacity and receiving compensation therefor.


                                                     ARTICLE V

                                                 Waiver of Notice

         Whenever any notice is required to be given pursuant to law, the Declaration or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, or, in the case of any waiver of notice of any meeting of Shareholders, signed by the proxy for a Shareholder entitled to notice thereof, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by law, the Declaration or these Bylaws. The attendance of any person at any meeting in person, or, in the case of a meeting of Shareholders, by proxy, shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.


                                                    ARTICLE VI

                                                     Officers

         Section 6.1. Executive Officers. The executive officers of the Trust shall be a president, a treasurer, and a secretary, and one or more vice-presidents. If the Trustees shall elect a chairperson pursuant to Section 6.7, then the chairperson shall also be an executive officer of the Trust. If the Trustees shall elect one or more vice-presidents, each such vice-president shall be an executive officer. The chairperson, if there is one, shall be elected from among the Trustees, but no other executive officer need be a Trustee. Any two or more executive offices, except those of president and vice-president, may be held by the same person. A person holding more than one office may not act in more than one capacity to execute, acknowledge or verify on behalf of the Trust an instrument required by law to be executed, acknowledged or verified by more than one officer. The executive officers of the Trust shall be elected at each annual meeting of Trustees.

         Section 6.2. Other Officers and Agents. The Trustees may also elect or may delegate to the president authority to appoint, remove or fix the duties, compensation or terms of office of one or more assistant vice-presidents, assistant treasurers and assistant secretaries, and such other officers and agents as the Trustees shall at any time and from time to time deem to be advisable.


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         Section 6.3. Tenure, Resignation and Removal. Each officer of the Trust shall hold office until his or her successor is elected or appointed or until his or her earlier displacement from office by resignation, removal or otherwise; provided, that if the term of office of any officer elected or appointed pursuant to Section 6.2 shall have been fixed by the Trustees or by the president acting under authority delegated by the Trustees, such officer shall cease to hold such office no later than the date of expiration of such term, regardless of whether any other person shall have been elected or appointed to succeed him or her. Any officer of the Trust may resign at any time by written notice to the Trust. Any officer or agent of the Trust may be removed at any time by the Trustees or by the president acting under authority delegated by the Trustees pursuant to Section 6.2 if in their or his or her judgment the best interests of the Trust would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights between the Trust and such officer or agent.

         Section 6.4. Vacancies. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Trustees or by the president acting under authority delegated by the Trustees pursuant to Section 6.2. Each officer elected or appointed to fill a vacancy shall hold office for the balance of the term for which his or her predecessor was elected or appointed.

     Section 6.5. Compensation. The compensation, if any, of all officers of the Trust shall be fixed by the Trustees or by the president acting under authority delegated by the Trustees pursuant to Section 6.2.

         Section 6.6. Authority and Duties. All officers as between themselves and the Trust shall have such powers, perform such duties and be subject to such restrictions, if any, in the management of the Trust as may be provided in these Bylaws, or, to the extent not so provided, as may be prescribed by the Trustees or by the president acting under authority delegated by the Trustees pursuant to
Section 6.2.

         Section 6.7. Chairperson. When and if the Trustees deem such action to be necessary or appropriate, they may elect a chairperson from among the Trustees. The chairperson of the Trust shall preside at meetings of the Shareholders and of the Trustees; and he or she shall have such other powers and duties as may be prescribed by the Trustees. The chairperson shall in the absence or disability of the president exercise the powers and perform the duties of the president.

         Section 6.8. President. The president of the Trust shall have general and active management of the business of the Trust, shall see to it that all orders, policies and resolutions of the Trustees are carried into effect, and, in connection therewith, shall be authorized to delegate to any vice-president of the Trust such of his or her powers and duties as president and at such times and in such manner as he or she shall deem advisable. In the absence or disability of the chairperson, or if there is no chairperson, the president shall preside at all meetings of the Shareholders and of the Trustees; and he shall have such other powers and perform such other duties as are incident to the office of a chief executive officer and as the Trustees may from time to time prescribe.

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         Section 6.9. Vice-Presidents.  The vice-president, if any, or, if there is more than one, then the vice-presidents of the Trust, shall assist the president in the management of the business of the Trust and the implementation of orders, policies and resolutions of the Trustees at such times and in such manner as the president may deem to be advisable. If there is more than one vice-president, the Trustees may designate one as the executive vice-president, in which case he or she shall be first in order of seniority, and the Trustees may also grant to other vice-presidents such titles as shall be descriptive of their respective functions or indicative of their relative seniority. In the absence or disability of both the president and the chairperson, or in the
absence  or  disability   of  the  president  if  there  is  no  chairman,   the
vice-president, or, if there is more than one, the vice-presidents in the order of their relative seniority, shall exercise the powers and perform the duties of those officers; and the vice-president or vice-presidents shall have such other powers and perform such other duties as from time to time may be prescribed by the president or by the Trustees.

         Section 6.10. Assistant Vice-Presidents. The assistant vice-president, if any, or if there is more than one, the assistant vice-presidents of the Trust, shall perform such duties as may from time to time be prescribed by the Trustees or by the president acting under authority delegated by the Trustees pursuant to Section 6.2.

         Section 6.11. Secretary. The secretary of the Trust shall (a) keep the minutes of the meetings and proceedings and any written consents evidencing actions of the Shareholders, the Trustees and any committees of the Trustees in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law;
(c) be custodian of the business records and of the seal of the Trust, and, when authorized by the Trustees, cause the seal of the Trust to be affixed to any document requiring it, and when so affixed attested by his or her signature as secretary or by the signature of an assistant secretary; and (d) in general, perform such other duties as from time to time may be assigned to him or her by the president or by the Trustees.

         Section 6.12. Assistant Secretaries. The assistant secretary, if any, or, if there is more than one, the assistant secretaries of the Trust in the order determined by the Trustees or by the president, shall in the absence or disability of the secretary exercise the powers and perform the duties of the secretary, and he or she or they shall perform such other duties as the Trustees, the president or the secretary may from time to time prescribe.

         Section 6.13. Treasurer. The treasurer of the Trust shall keep full and accurate accounts of receipts and disbursements in books belonging to the Trust, shall deposit all moneys and other valuable effects in the name and to the credit of the Trust in such depositories as may be designated by the Trustees, and shall render to the Trustees and the president, at regular meetings of the Trustees or whenever they or the president may require it, an account of all his or her transactions as treasurer and of the financial condition of the Trust.


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         If required by the Trustees,  the treasurer shall give the Trust a bond in such sum and with such surety or sureties as shall be satisfactory to the Trustees for the faithful performance of the duties of his or her office and for the restoration to the Trust, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind belonging to the Trust in his or her possession or under his or her control.

         Section 6.14. Assistant Treasurers. The assistant treasurer, if any, or, if there is more than one, the assistant treasurers in the order determined by the Trustees or by the president, shall in the absence or disability of the treasurer exercise the powers and perform the duties of the treasurer, and he or she or they shall perform such other duties as the Trustees, the president or the treasurer may from time to time prescribe.


                                                    ARTICLE VII

                                           Contracts, Checks and Drafts

         Section 7.1. Contracts. The Trustees may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name and on behalf of the Trust, and such authority may be general or confined to specific instances. All contracts entered into on behalf of the Trust shall comply with Section 5.6 of the Declaration.

         Section 7.2. Checks and Drafts. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Trust shall be signed by such officer or officers or agent or agents of the Trust and in such manner as shall from time to time be determined by the Trustees.


                                                   ARTICLE VIII

                                           Shares of Beneficial Interest

         Section 8.1. Certificates of Shares. For any Series of Shares for which the Trustees shall issue Share certificates each Shareholder of such Series shall be entitled, upon written request made to the Trust or the Shareholder Servicing Agent, to a certificate or certificates which shall represent and certify the number of Shares held by him in the Trust. Each certificate shall be signed by the chairperson, if there is one, the president or a vice-president and countersigned by the secretary or an assistant secretary or the treasurer or an assistant treasurer and may be sealed with the seal of the Trust. The signatures and seal, if any, on a certificate may be either manual or facsimile. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. A full record of the issuance of each certificate and the identifying number assigned thereto shall be made on the books and records of the Trust usually kept for the purpose or required by statute.


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         Section 8.2.  Transfers of Shares.  Upon  surrender to the Trust or the
Shareholder Servicing Agent of a certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Trust shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Shares of the Trust not represented by certificate shall be transferred by recording the transaction on the books of the Trust maintained by the Shareholder Servicing Agent upon presentation of proper evidence of succession, assignment or authority to transfer.

         The Trust shall be entitled to treat the holder of record of any Share or Shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Share or Shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by applicable law.

         Section 8.3. Lost Certificates. The Trustees may by resolution establish procedures pursuant to which a new certificate may be issued in place of any certificate theretofore issued by the Trust which has been mutilated or which is alleged to have been lost, stolen or destroyed, upon presentation of each such mutilated certificate, or the making by the person claiming any such certificate to have been lost, stolen or destroyed of an affidavit as to the fact and circumstances of the loss, theft or destruction thereof. The Trustees, in their discretion and as a condition precedent to the issuance of any new certificate, may include among such procedures a requirement that the owner of any certificate alleged to have been lost, stolen or destroyed, or his legal representative, furnish the Trust with a bond, in such sum and with such surety or sureties as they may direct, as indemnity against any claim that may be made against the Trust in respect of such lost, stolen or destroyed certificate.

         Section 8.4. Fixing of Record Date. For the purpose of determining the Shareholders entitled to notice of, or to vote at, any meeting of Shareholders or at any adjournment thereof in respect of which a new record date is not fixed, or to express written consent to or dissent from the taking of action by Shareholders without a meeting, or for the purpose of determining the Shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of Shares, or for the purpose of any other lawful action, the Trustees may fix, in advance, a date as the record date for any such determination of Shareholders. Such date shall not be more than ninety days, and in case of a meeting of Shareholders not less than ten days, before the date on which the meeting or particular action requiring such determination of Shareholders is to be held or taken. If no record date is fixed, (a) the record date for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be the later of: (i) the close of business on the day on which the notice of meeting is first mailed to any Shareholder; or (ii) the thirtieth day before the meeting; (b) the record date for determining the Shareholders entitled to express written consent to the taking of any action without a meeting, when no prior action by the Trustees is necessary, shall be the day on which the first written consent is expressed; and (c) the record date for the determination of Shareholders entitled to receive payment of a dividend or other distribution or an allotment of any other rights shall be at the close of business on the day on which the resolution of the Trustees declaring the dividend, distribution or allotment of rights is adopted.


                                                    ARTICLE IX

                                                    Fiscal Year

         The fiscal year of the Trust shall be fixed and may from time to time be changed by resolution of the Trustees; provided, that if a different fiscal year shall not have been fixed by the Trustees on or before December 31, 1998, the first fiscal year of the Trust shall end on December 31, 1998 and thereafter, unless the Trustees shall fix a different fiscal year, it shall be the period of twelve consecutive calendar months ending on the thirtieth day of April in each year.



                                                     ARTICLE X

                                                       Seal

         The Trustees may adopt a seal, which shall be in such form and shall have such inscription thereon as the Trustees may from time to time provide. The seal of the Trust may be affixed to any document, and the seal and its attestation may be lithographed, engraved or otherwise printed on any document.



                                                    ARTICLE XI

                                           Indemnification and Insurance

         Section 11.1. The Trust shall indemnify any person who is a present or former Trustee or officer of the Trust and who, by reason of his or her position as such, was, is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than any action or suit by or in the right of the Trust) against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with the claim, action, suit or proceeding, if he or she acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon the plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal

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action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

         Section 11.2. The Trust shall indemnify any person who is a present or former Trustee or officer of the Trust and who, by reason of his or her position as such, was, is or is threatened to be made a party to any threatened, pending or completed action or suit by or on behalf of the Trust to obtain a judgment or decree in its favor against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Trust; provided, that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Trust, except to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for those expenses which the court shall deem proper, and such person is not adjudged to be liable by reason of his or her willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

         Section 11.3. To the extent that a Trustee or officer of the Trust has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 11.1 or 11.2, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection therewith.

         Section 11.4. Unless a court orders otherwise, any indemnification under Section 11.1 or 11.2 may be made by the Trust only as authorized in the specific case after a determination that indemnification of the person to be indemnified is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 11.1 or 11.2. The determination shall be made by: (a) the Trustees, by a majority vote of a quorum consisting of Trustees who were not parties to the action, suit or proceeding; or (b) if the required quorum is not obtainable or if a quorum of disinterested Trustees so directs, an independent legal counsel in a written opinion.

         Nothing contained in this Article XI shall be construed to protect any person against any liability to the Trust or its Shareholders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office (any such conduct being hereinafter referred to as "Disabling Conduct"). No indemnification shall be made pursuant to this Article XI unless:

         (a) there is a final determination on the merits by a court or other body before whom the action, suit or proceeding was brought that the person to be indemnified was not liable by reason of Disabling Conduct; or

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      (b) in the absence of such a judicial determination, there is a reasonable determination, based upon a review of the facts, that such person was not liable by reason of Disabling Conduct, which determination shall be made by:

                  (i) a majority of a quorum of Trustees who are neither "interested persons" of the Trust, as defined in Section 2(a)(19) of the 1940 Act, nor parties to the action, suit or proceeding; or

                  (ii) an independent legal counsel in a written opinion.

         Section 11.5. Notwithstanding any provision of this Article XI, any advance payment of expenses by the Trust to any person to be indemnified hereunder shall be made only upon the undertaking by or on behalf of such person to repay the advance unless it is ultimately determined that he or she is entitled to indemnification as above provided, and only if one of the following conditions is met:

         (a) the person to be indemnified provides a security for his or her undertaking; or

         (b) the Trust is insured against losses arising by reason of any lawful advances; or

         (c) there is a determination, based on a review of readily- available facts, that there is no reason to believe that the person to be indemnified ultimately will be entitled to indemnification, which determination shall be made by:

                  (i) a majority of a quorum of Trustees who are neither "interested persons" of the Trust, as defined in Section 2(a)(19) of the 1940 Act, nor parties to the action, suit or proceeding; or

                  (ii) an independent legal counsel in a written opinion.

         Section 11.6. The indemnification provided by this Article XI shall continue as to a person who has ceased to be a Trustee or officer of the Trust and inure to the benefit of the legal representatives of such person and shall not be deemed exclusive of any other rights to which such person may be entitled under any agreement, vote of Trustees or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office; provided, that no person may satisfy any right of indemnity granted herein or to which he or she may be otherwise entitled, except out of the Trust Property, and no Shareholder shall be personally liable with respect to any claim for indemnity.

         Section 11.7. The Trust may purchase and maintain insurance on behalf of any person who is or was a Trustee, officer, employee or agent of the Trust, against any or her liability asserted against him and incurred by him or her in any such capacity, or arising out of his or her status as such. However, the Trust shall not purchase insurance to indemnify any Trustee or officer against liability for any conduct in respect of which the 1940 Act prohibits the Trust itself from indemnifying or her.

                                                    ARTICLE XII

                                                  Net Asset Value

         The Trustees shall by resolution prescribe the manner, frequency and time of day for determining the net asset value per Share of each Series of the outstanding Shares of the Trust.


                                                   ARTICLE XIII

                                                 Federal Supremacy

         If at a time when the Trust is registered as an investment company under the 1940 Act, any of the foregoing provisions of these Bylaws or of the Declaration or the law of The Commonwealth of Massachusetts relating to business trusts shall conflict or be inconsistent with any applicable provision of the 1940 Act, the applicable provision of the 1940 Act shall be controlling and the Trust shall not take any action which is in conflict or inconsistent therewith.


                                                    ARTICLE XIV

                                                    Amendments

         These Bylaws may be amended, altered or repealed, or new Bylaws may be adopted by the Trustees. The Trustees shall in no event adopt Bylaws which are in conflict with the Declaration and, subject to Article XIII of these Bylaws, any apparent inconsistency shall be construed in favor of the related provisions in the Declaration.


                                                    ARTICLE XV

                                               Declaration of Trust

         The Declaration of Trust establishing the Trust, dated June 2, 1998, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of State of The Commonwealth of Massachusetts, provides that the name "T.O. Richardson Trust" refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, Shareholder, officer, employee or agent of the Trust shall be held personally liable, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise, in connection with the affairs of the Trust, but the Trust Property only shall be liable.




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